UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 9, 2014

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
On December 9, 2014 (the “Closing Date”), Bright Horizons Family Solutions LLC (the “Borrower”), a wholly-owned indirect subsidiary of Bright Horizons Family Solutions Inc. (the “Company”), entered into an Incremental Joinder to Credit Agreement (the “Incremental Joinder”), by and among the Borrower, the Lenders and Additional Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent. The Incremental Joinder supplements and amends the Borrower’s Credit Agreement, dated as of January 30, 2013, by and among the Borrower, Bright Horizons Capital Corp. (“Holdings”), Goldman Sachs Bank USA, as Administrative Agent, Swing Line Lender and L/C Issuer, the Lenders and other parties party thereto from time to time (as amended by Amendment No. 1 to Credit Agreement, dated as of November 19, 2014, by and among the Borrower and the Lenders party thereto and as further amended by the Incremental Joinder, the “Credit Agreement”).

The Incremental Joinder provides for, among other things, new Term B-1 Loans (as defined in the Credit Agreement) in an aggregate principal amount of $165.0 million, which were fully drawn by the Borrower on December 9, 2014. The proceeds of the Term B-1 Loans will be used for general corporate purposes, including to pay fees and expenses related to the transactions and to fund share repurchases by the Company.

The Term B-1 Loans bear interest at a rate per annum ranging from 225 to 250 basis points over the Base Rate or 325 to 350 basis points over the Eurocurrency Rate as defined in the Credit Agreement. The Base Rate is the highest of (1) the prime rate of Goldman Sachs Bank USA, (2) the federal funds effective rate plus 0.50% and (3) the Eurocurrency Rate with a one month interest period plus 1.00% (the “Base Rate”). The Eurocurrency Rate option is the one, two, three or six month LIBOR rate, as selected by the Borrower, or, with the approval of the applicable lenders, the nine, twelve or less than one month LIBOR rate (the “Eurocurrency Rate”). Consistent with the existing Term B Loans (as defined in the Credit Agreement), with respect to the Term B-1 Loans, the Base Rate is subject to an interest rate floor of 2.00% and the Eurocurrency Rate is subject to an interest rate floor of 1.00%.

Consistent with the Term B Loans, the Term B-1 Loans will mature on January 30, 2020 and will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal of the Term B-1 Loans.

Voluntary prepayments of Term B-1 Loans in connection with certain repricing transactions on or prior to the date that is six months after the Closing Date will be subject to a call premium of 1.0%. Otherwise, the Term B-1 Loans may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to Eurocurrency Rate loans.

The foregoing summary of the terms of the Incremental Joinder is qualified in its entirety by the Incremental Joinder, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

10.1	Incremental Joinder to Credit Agreement, dated as of December 9, 2014, among Borrower, the Lenders and Additional Lenders party thereto and Goldman Sachs Bank USA, as Administrative Agent.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer
Date: December 9, 2014